Exhibit 10.14.2

SECOND AMENDMENT LEASE AGREEMENT

This Second Amendment to Lease Agreement (“Amendment”) is entered into as of August 5, 2010 (the “Effective Date”), by and between BRIAN AVERY, Trustee of the 1983 Avery Investments Trust (“Landlord”) and eHEALTHINSURANCE SERVICES, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of May, 2004 (the “Original Lease”; as amended, the “Lease”), for premises consisting of that certain Building containing approximately 17,740 square feet, commonly known as 440 Middlefield Road, Mountain View, California, all as more particularly described in the Original Lease. Landlord and Tenant also entered into a First Amendment Lease Agreement in May, 2009 which extended the Lease from August 27, 2009 through August 31, 2010.

B. Landlord and Tenant desire to amend the Lease to extend the Term thereof, and to modify or amend certain other provisions of the Lease as more particularly described below, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Recitals; Defined Terms. The Recitals set forth above are true and correct and are incorporated into the body of this Amendment as though set forth herein. Except as otherwise expressly provided herein, the capitalized terms used herein shall have the meanings set forth in the Original Lease.

2. Extension of Term. Effective as of the date hereof, Section 2 of the Original Lease is hereby amended to provide that the Term of the Lease shall be extended for an additional twelve (12) months beyond the current Expiration Date, which is hereby amended to be August 31, 2011.

3. Base Rent. Section 3.1 of the Original Lease is hereby amended to provide that Monthly Base Rent for the period from September 1, 2010, through August 31, 2011, shall be payable in the amount of twenty seven thousand, four hundred, ninety seven and 00/100 Dollars ($27,497.00) per month.

4. Condition of Premises. Tenant agrees and acknowledges that it accepts the Premises from Landlord for the extended Term provided hereunder in its “AS-IS”, “WHERE IS” condition, that Landlord has not agreed to make any improvements or upgrades to the Premises in connection with this Amendment, and that, as of the date hereof, Landlord is not in default of any of its obligations under the Lease with respect to the Premises and/or the Property. Notwithstanding the above, upon execution of this agreement by both parties, Landlord will deliver a check for $8,870 payable to Tenant for the painting of the interior premises; said painting to be arranged by Tenant at its own convenience and with painters selected by Tenant in its discretion, without the need of prior approval from Landlord.

5. Commissions. Each Party hereby represents and warrants to the other that it has not retained or worked with any broker or finder in connection with the negotiation of this Amendment and/or the consummation of the transaction contemplated hereby other than Cornish & Carey (“Broker”), who shall be paid a fee by Landlord pursuant to a separate agreement. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party (other than Broker) by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys’ fees reasonably incurred with respect thereto. The obligation to indemnify, defend and hold harmless as set forth in the immediately preceding sentence shall survive the termination of the Lease.

6. Ratification. Except as expressly modified herein, the terms and conditions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Original Lease, the terms of this Amendment shall control.

7. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

LANDLORD:

/s/ Brian Avery
BRIAN AVERY, Trustee of the 1983
Avery Investments Trust

TENANT:

eHEALTHINSURANCE SERVICES, INC., a Delaware corporation

By:	/s/ Bruce Telkamp
Its:	Executive Vice President

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